Exhibit 99.1

For Release 8:00 a.m. CST

Mar. 1, 2004

VIGNETTE SOLIDIFIES ENTERPRISE CONTENT MANAGEMENT LEADERSHIP

WITH COMPLETION OF ACQUISITION OF DOCUMENT AND RECORDS

MANAGEMENT LEADER TOWER TECHNOLOGY

Vignette to Offer Most Complete Enterprise Content Management Software on the Market

AUSTIN, Texas — Mar. 1, 2004— Vignette Corp. today announced the completion of its acquisition of privately held Tower Technology Pty Ltd (www.towertech.com), a leading enterprise document and records management, imaging and workflow vendor. With the immediate availability of the Tower Technology products under the Vignette portfolio, Vignette seizes a leadership position as the only vendor to successfully combine superior portal solutions with enterprise content management for managing high volumes of documents, online transactions, records, media assets, channels, online constituents and sites. The combined suite offers Vignette customers worldwide the added benefit of helping them to address risk and compliance management-related initiatives for Sarbanes-Oxley 302 and 404, HIPAA, SEC 17a4, DoD 5015.2, EPA, ADA, GLB and others.

Vignette also announced today the general availability of three solutions based on Tower Technology products. Vignette Integrated Document Management is a scalable, Web-enabled, document, record and case management system for capturing and managing virtually all forms of unstructured business information, including images, forms, computer-generated reports, statements and invoices, office documents and e-mail. Vignette WebCapture™ is a solution that provides businesses with the ability to capture and aggregate online transactions and to automatically create a permanent, unalterable visual transaction log and audit trail. Vignette also is shipping a comprehensive records management solution that helps eliminate paperwork, enable collaborative casework and compliance initiatives based on the Tower Seraph product, which is certified as DoD 5015.2 compliant.

According to a brief written by Connie Moore of Forrester Research, the document imaging market (which is TOWER’s core competency) is growing at a 10 percent CAGR through 2006 and will play a significant role in Vignette’s ability to address the ECM market in its entirety. Both Vignette and TOWER Technology customers should view this acquisition as a very positive move, Moore wrote in the January 2003 brief titled “Vignette Buys into Enterprise Content Management with TOWER Technology Acquisition.”

“Industry response to the combination of Vignette and Tower Technology is overwhelmingly positive,” said Thomas E. Hogan, president and chief executive officer at Vignette. “With this acquisition, Vignette catapults to leadership in a market ripe with opportunity where we intend to compete aggressively and win. Customers driving for enterprise content management solutions to successfully implement scalable, results-oriented compliance initiatives will turn to Vignette.”

Tower Technology customer Geisinger Health Systems recognizes the value of a combined offering from a single vendor that supports the complete life cycle of their enterprise information. “With over two million patients relying on Geisinger Health Systems for a full continuum of care, we are very focused on carefully and securely managing our patient records, navigating the complex compliance and regulatory environment of healthcare providers, and conducting our business as efficiently as possible,” said Dave Macko, Associate Vice President of Information Technology at physician-led Geisinger Health Systems. “Tower Technology has helped us automate and streamline very paper-intensive processes, so we are eager to explore how the combined strengths of Vignette’s and Tower’s information management and delivery solutions will further help us increase the quality of patient services, while at the same time continuing to manage costs.”

“This acquisition is the culmination of careful product planning and strategy,” said David Shirk, Vignette’s senior vice president of product strategy and worldwide marketing. “Through the combination of our award-winning portal, content management and integration with the Tower-based products, which we expect to offer by mid-year, customers will gain unmatched capability for successful records management and compliance initiatives. We will drive enterprise content management to a new level with the addition of powerful presentation and sophisticated user management. Nobody else can offer that today.”

Under the terms of the agreement announced January 22, 2004, Vignette paid approximately $125 million for Tower Technology, composed of $45 million in cash and approximately 29.8 million shares of Vignette stock. The Tower Technology transaction is the fourth acquisition Vignette has completed in the last 16 months. In November 2002, Vignette acquired the intellectual property of Revenio Inc., which is incorporated into Vignette Dialog; in December 2002, Vignette acquired portal leader Epicentric Software; and in December 2003, Vignette acquired leading collaboration vendor Intraspect Software.

“Our expanded solutions and distribution footprint now make Vignette the vendor of choice for top government, financial services, healthcare and telecommunications organizations that must manage massive quantities of diverse information, paper and electronic, but who also value efficiency and compliance with complex regulations,” said Hogan. “Customers now have access to the most comprehensive set of solutions available from an independent, standards-based vendor driven at all times by the online success of our customers.”

As a customer relationship management company and a Tower Technology customer, Loop Customer Management Ltd knows that effective management, retention and delivery of current and accurate customer information helps customer-facing employees provide better service. “Superior service translates into more satisfied customers and increased revenue opportunities,” said Paul Tasker, Head of Business Technology at Loop, a Kelda Group plc company that provides contact centers, revenue collection and other managed services to diverse clients including Yorkshire Water, the National Blood Service, Wales Tourist Board, and London Energy. “The combined capabilities of Vignette and Tower Technology will help drive even more efficient and effective information access, which in turn drives improved customer self-service and loyalty.”

Conference Call Scheduled for March 5, 2004

Vignette will host a conference call on Friday, March 5, 2004 at 8:30 a.m. EST (7:30 am CST) to provide additional details regarding the Tower Technology acquisition and to provide updated guidance for the combined company.

Dial-in number: (612) 332-0923

Call title: Vignette Conference Call

Time: 8:30 a.m. EST / 7:30 a.m. CST

The conference call will be archived and available for replay from March 5, 2004, at 12:00 noon EST to March 10, 2004, at 12:59 a.m. EST. The replay information is as follows:

Toll-free number: (800) 475-6701

International number: (320) 365-3844

Access code: 722990

About Vignette Corp.

Vignette’s software and expertise help organizations harness the power of information and the Web for measurable improvements in business efficiency. As the efficiency experts, Vignette (Nasdaq: VIGN) helps organizations increase productivity, reduce costs, improve user experiences and manage risk. Vignette’s intranet, extranet and Internet solutions incorporate portal, integration, enterprise content management and collaboration capabilities that can rapidly deliver unique advantages through an open, scalable and adaptable architecture that integrates with legacy systems. Vignette is headquartered in Austin, Texas, with local operations worldwide. Visit http://www.vignette.com/ to see how Vignette customers achieve measurable improvements in business efficiency and to find out why more companies prefer Vignette.

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FORWARD-LOOKING STATEMENTS

The statements contained in this press release that are not purely historical are forward-looking statements including statements regarding the Company’s expectations, beliefs, hopes, intentions or strategies regarding the future. Forward-looking statements include statements regarding Vignette’s products; future sales; market growth and competition; the integration of the Tower Technology management team and employees with the Vignette management team and employees; the market opportunities available to the combined company; the timing of the consummation of the merger; the ability of the combined company to realize its objectives of growing the market and maintaining industry leadership; the strategic and operational benefits to the combined company following the merger; the expectation of greater revenue opportunities, operating efficiencies and cost savings as a result of the merger. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including without limitation, the following: the approval of the transaction by the Tower Technology stockholders; the satisfaction of closing conditions, including the receipt of regulatory approvals; the ability of Vignette and Tower Technology to operate as a combined company after the merger; the successful integration of Tower Technology’s employees and technologies with those of Vignette; fluctuations in demand for the combined company’s software products and services; the ability to successfully combine product offerings; the possibility that the business cultures of Vignette and Tower Technology are incompatible; possible development of marketing delays relating to product offerings; the introduction of new products by competitors or the entry of new competitors into the markets for the combined company’s products. The combined company may not successfully integrate the operations of Vignette and Tower Technology in a timely manner, or at all, and the combined company may not realize the anticipated benefits or synergies of the merger. A detailed discussion of other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Vignette’s most recent filings with the Securities and Exchange Commission. Vignette undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date of this press release.

Vignette, the V Logo, e:fficiency, and e:fficiency experts are trademarks or registered trademarks of Vignette Corporation in the United States and other countries.

Tower Technology, Tower IDM, WebCapture, and Seraph are trademarks or registered trademarks of Tower Technology, Inc. in Australia and other countries.

All other names are the trademarks or registered trademarks of their respective companies.

For more information, investors only:

Charles Sansbury

Chief Financial Officer

(512) 741-4400

csansbury@vignette.com

For more information, press only:

Alison Raffalovich	Jim Hahn
Vignette Corp.	Vignette Corp.
(512) 741-1214	(512) 741-4871
alison.raffalovich@vignette.com	jim.hahn@vignette.com